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Exhibit 8.2

                [LETTERHEAD OF HOWARD, DARBY & LEVIN]

                                                                 July 29, 1996

American Craft Brewing International Limited
One Galleria Boulevard (Suite 912)
Metairie, Louisiana 70001

Gentlemen:

               We have acted as United States counsel to American Craft Brewing International Limited (the 'Company') in connection with the proposed issuance by the Company of common stock and warrants pursuant to the Registration Statement of the Company on Form S-1 (the 'Registration Statement'), filed on June 14, 1996 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (collectively, the 'Securities'). You have requested our opinion regarding certain United States federal income tax consequences applicable to the Company and purchasers of the Securities.

               In formulating our opinion, we have examined such documents as we have deemed appropriate, including the Registration Statement. In addition, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company.

               Based on the foregoing, we are of the opinion that the statements in the Registration Statement under the caption 'United States Federal Income Tax Considerations,' insofar as such statements constitute summaries of the United States federal income tax law matters, are accurate in all material respects.

               The foregoing opinion is based on the Internal Revenue Code of 1986, as amended (the 'Code'), Treasury Regulations promulgated thereunder, proposed Treasury Regulations interpreting the passive foreign investment company provisions of sections 1291 through 1297 of the Code, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to herein.


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American Craft Brewing International Limited                                   2

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and all references to our firm included in or made a part of the Registration Statement.

                                                     Very truly yours,

                                                     HOWARD, DARBY & LEVIN

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